UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2014

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA.
(Address of Principal Executive Offices)

94608
(Zip Code)

(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.
On November 21, 2014, NMI Holdings, Inc. (the “Company”) entered into an indemnification agreement with each of the directors of the Company, including the Company's Chairman, President and CEO, Mr. Shuster and each of the following executive officers of the Company: William J. Leatherberry, Chief Legal Counsel; Patrick Mathis, Chief Risk Officer; Claudia J. Merkle, Chief of Insurance Operations; Stanley M. Pachura, Chief Information Officer; Peter C. Pannes, Chief Sales Officer; and John M. Sherwood, Jr., Chief Financial Officer (the "Indemnification Agreements"). The Indemnification Agreements require the Company to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to the Company and also provide for rights to advancement of expenses.

The foregoing description of the Indemnification Agreements is not complete and is qualified in its entirety by reference to the full text of the Form of Indemnification Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The Form of Indemnification Agreement is a standard form for each of the Company’s directors and executive officers and replaces the form of indemnification agreement in use by the Company since 2012. For each of the current directors, including Mr. Shuster, who had entered into the Company’s previous form of indemnification agreement, the Indemnification Agreements will replace and supersede such previous indemnification agreements with the Company. The Company anticipates that it will enter into a substantially similar Form of Indemnification Agreement with any new directors or executive officers.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits.
Exhibit No.    Description

10.1	NMI Holdings, Inc. Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: November 25, 2014
By: /s/ Nicole C. Sanchez
Nicole C. Sanchez
Vice-President, Assistant General Counsel

EXHIBIT INDEX

Exhibit No.    Description

10.1	NMI Holdings, Inc. Form of Indemnification Agreement